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                                   EXHIBIT 5.1

                           OPINION OF GENERAL COUNSEL

                                February 14, 2001

TheStreet.com, Inc.
14 Wall Street, 14th Floor
New York, New York 10005

                     Re: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

      I am General Counsel of TheStreet.com, Inc., a Delaware corporation (the "COMPANY").

      In connection with the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, with respect to the offering from time to time by certain shareholders of the Company of an aggregate of up to 1,250,000 shares of Common Stock of the Company (the "OFFERED SECURITIES"), I am of the opinion that the Offered Securities are legally issued, fully paid and non-assessable.

      I have examined the Certificate of Incorporation of the Company, the By-Laws of the Company, such records of corporate proceedings of the Company as I deem appropriate for the purposes of this opinion and the Registration Statement and the exhibits thereto.

      I express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Delaware Corporation Law.

      I hereby consent to being named as General Counsel to the Company in the Registration Statement, to the references therein under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. This opinion is rendered to the Company in connection with the Registration Statement and is solely for the Company's benefit. This opinion may not be relied upon by the Company for any other purpose, or relied upon by any other person, firm or other entity for any purpose, without my prior written consent.

                                    Very truly yours,


                                    TheStreet.com, Inc.


                                    By: /s/ Jordan Goldstein
                                       ----------------------------------------
                                       Jordan Goldstein, Esq.
                                       Vice President and General Counsel